SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                           FORM 8-K

                        CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                           OF 1934

Date of Report (Date of earliest event reported):
 September 24, 1999



                        FRP PROPERTIES, INC.
      (Exact name of registrant as specified in its charter)



                             Florida
          (State or other jurisdiction of incorporation)

        0-17554                           59-2924957
(Commission File Number)               (I.R.S. Employer
                                     Identification Number)


         155 East 21st Street, Jacksonville, Florida  32206
              (Address of principal executive offices)


Registrant's telephone number, including area code:  (904) 355-1781


                           Not Applicable

   (Former name or former address, if changed since last report)





    FRP PROPERTIES, INC/NEWS

    Contact:  John E. Anderson
              Chief Executive Officer      904/355-1781, Ext. 215



FRP PROPERTIES, INC. ANNOUNCES PROPOSED TAX-FREE SPIN-OFF OF ITS
REAL ESTATE BUSINESS.

Jacksonville, Florida; September 24, 1999--FRP PROPERTIES, INC. (NASDAQ-FRPP) announced today that its Executive Committee will propose a reorganization of the Company to its directors and shareholders which would result in spinning off to its shareholders a new company which would include the real estate business, while retaining the transportation business in FRP Properties, Inc. The Company has obtained a tax ruling from the Internal Revenue Service which allows the proposed transaction to be tax-free to shareholders. If approved by the directors and shareholders at the Annual Shareholder Meeting on February 2, 2000, it is anticipated that the spin-off would be made effective by the end of the Company's second quarter, ending March 31, 2000.

FRP Properties, Inc. is engaged in the transportation and real estate businesses. Its transportation subsidiaries are Florida Rock & Tank Lines, Inc., a Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities and SunBelt Transport, Inc., which serves the flatbed portion of the Southeastern trucking industry. The Company's real estate subsidiaries own revenue-producing and investment properties and are engaged in real estate development and property management activities.

Investors are cautioned that statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicted in such forward-looking statements. These include general business conditions, competitive factors, political, economic, regulatory, climatic, pricing, energy costs and technological contingencies. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

                          SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FRP PROPERTIES, INC.


Date:  September 24, 1999           By:  /S/ JAMES J GILSTRAP
                                         James J. Gilstrap

                                         Treasurer and Chief Financial
                                         Officer
                                         (Title)